Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Interlink Electronics, Inc. of our report dated March 16, 2021, with respect to our audits of the consolidated financial statements as of December 31, 2020 and 2019 and for the years then ended appearing in the Annual Report on Form 10-K of Interlink Electronics, Inc. for the year ended December 31, 2020.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ RBSM, LLP

Larkspur, CA

December 10, 2021